Exhibit 99.1

For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS AWARDED MORE THAN $650,000 AND
INJUNCTIVE RELIEF IN DBA ARBITRATION

BELLEVUE, Wash., January 2nd, 2013 - Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today announced it was awarded more than $650,000 in damages from the former shareholders of DBA Distribution Services, Inc., a company it purchased in March 2011. In the Award of Arbitration, the arbitrator found that the DBA Shareholders breached certain representations and warranties and awarded Radiant Logistics, Inc. $654, 052 for such breaches. In addition, the arbitrator found that Paul Pollara breached his noncompetition obligation to Radiant and enjoined Mr. Pollara from engaging in any activity in contravention of his obligations of noncompetition and nonsolicitation, including activities that relate to Santini Productions and his spouse, Bretta Santini Pollara until December 29, 2014.   Finally, the arbitrator ordered Paul Pollara to pay Radiant more than $21,000, the amount of salary he received while employed by DBA and concurrently violating his noncompetition and nonsolicitation obligations. The Award also provided that the former DBA Shareholders and Mr. Pollara must pay to Radiant the administrative fees, compensation and expenses of the arbitrator associated with the arbitration.

"The Award of Arbitration was welcomed progress in the dispute with the former DBA Shareholders,” said Bohn Crain, Chairman and CEO. “The arbitration effectively awarded damages of $650,000 for claims other than the breaches of Paul Pollara under his employment agreement with our wholly owned subsidiary DBA Distribution Services, Inc. and claims in a related matter before the California Superior Court against Bretta Pollara and Oceanair, Inc. The $650,000 award will be taken as an off-set against amounts otherwise due the former DBA Shareholders and recognized as a gain, net of associated legal costs, for the quarter ended December 31, 2012.”

Mr. Crain continued: “While we are committed to vigorously protecting our interests in situations like these, it is important to draw a distinction between the bad acts of a few individuals and the solid contributions being made by members of the DBA network across the country. We are very proud to have DBA as part of the Radiant family and although this dispute has been a distraction, it has not prevented us from progressing our growth strategy. In this regard, we look forward to providing additional updates on our integration efforts in Los Angeles and other positive network developments in the near future.”

About Radiant Logistics: (NYSE MKT: RLGT)

Radiant Logistics (www.RadiantDelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and exclusive agent offices across North America.  The company operates under the Radiant, Airgroup, Adcom, and DBA brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC"), copies of which are available from the SEC or may be obtained upon request from the Company.

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